EXHIBIT 10.11

                  EASTCO INDUSTRIAL SAFETY CORP.
                       130 West 10th Street
                    Huntington, New York 11746

                          July 10, 1995



Mr. Leonard A. Neuhaus
Lew Lieberbaum & Co., Inc.
600 Old Country Road
Garden City, New York 11530

Dear Mr. Neuhaus:

     I am writing to confirm our agreement concerning the termination of the relationship between Lew Lieberbaum & Co., Inc. ("Lew
Lieberbaum") and Eastco Industrial Safety Corp. ("Eastco").

     Eastco immediately will issue to Lew Lieberbaum 100,000 shares of its common stock ($0.12 par value) and will register said stock with the Securities and Exchange Commission at no cost to Lew Lieberbaum through a Registration Statement to be filed by October 31, 1995. Should the Registration Statement not be filed by that date, Eastco will issue Lew Lieberbaum an additional 50,000 shares of said common stock and will register all 150,000 shares as soon as practicable.

     Lew Lieberbaum, in consideration thereof, agrees to forego and cancel all of its rights under the Underwriting Agreement between us dated April 12, 1994 and in connection with the bridge loans provided to Eastco in January, March and April, 1994; including, but not limited to:

     (1) The termination of Lew Lieberbaum's right of first refusal to act on behalf of Eastco in future transactions;

     (2) The cancellation of all Underwriter's Warrants presently held by Lew Lieberbaum or its affiliates, which shall be returned to Eastco upon receipt by Lew Lieberbaum of the 100,000 shares referred to above;

     (3)  The registration of Messrs. Neuhaus and Lieberbaum from the Eastco board and the acknowledgment by Lew Lieberbaum
          that it shall have no further right to representation on
          Eastco's board, but (i) Lew Lieberbaum shall have the
          right to have an observer attend meetings of the board
          through April 30, 1997 and (ii) the board shall appoint
          two additional non-management directors to the board
          pending the next meeting of shareholders, at which time
          it shall nominate two additional non-management directors
          for election;
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     (4)  The termination of any obligation by holders of securities subject to a "lock-up" to obtain the permission of
          Lew Lieberbaum prior to sale or other disposition of said securities.

     If the above correctly sets forth your understanding of our agreement, please sign both of the enclosed copies of this letter and return one of them to me with the executed directors' resignation also enclosed.

                                   Very truly yours,


                                   /s/ Alan E. Densen - President
                                   ------------------------------

AGREED AND ACCEPTED AS OF THE DATE ABOVE:

LEW LIEBERBAUM & CO., INC.

By:/s/ Leonard A. Neuhaus
   ----------------------
   Its: Chief Operating Officer

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                    LEW LIEBERBAUM & CO., INC.
                       600 Old Country Road
                   Garden City, New York 11530


                                July 10, 1995


The Board of Directors
Eastco Industrial Safety Corp.
130 West 10th Street
Huntington, New York 11746

Gentlemen:

     Pursuant to our agreement of today, the undersigned hereby resign as directors of Eastco Industrial Safety Corp., effective as of the date hereof.

                                   Yours very truly,

                                   /s/ Sheldon Lieberbaum
                                   -----------------------
                                   Sheldon Lieberbaum

                                   /s/ Leonard A. Neuhaus
                                   -----------------------
                                   Leonard A. Neuhaus